UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 11, 2007

CHINA DIRECT, INC.

(Exact name of registrant as specified in its charter)

Florida	0-26415	13-3876100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (561) 989-9171

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On July 11, 2007 China Direct, Inc. (the “Company”) successfully completed its offer to reduce the exercise price on up to a maximum of 1,427,500 Class B Warrants. The maximum amount of 1,427,500 Class B Warrants under the temporary reduction were full subscribed prior to the expiration date of July 17, 2007.

As previously disclosed in a Form 8K filed on July 6, 2007, commencing at 8:00 AM EDST on July 9, 2007, effective through 4:00 PM EDST on July 17, 2007, (the “Reduction Offer Window”), the Company temporarily reduced the exercise price on up to a maximum of 1,427,500 Class B Warrants.

On July 11, 2007 the Company concluded the offer as the maximum amount of 1,427,500 has been exercised. During this warrant reduction exercise period holders exercised Class B Common Stock Purchase Warrants to purchase an aggregate of 1,427,500 shares of common stock at the $3.00 per share exercise price resulting in gross proceeds to China Direct, Inc. of $4,282,500.

The exercise price and all other terms of the Class B Common Stock Purchase Warrants to purchase the remaining 2,000,000 shares of common stock remain unchanged.

China Direct, Inc. intends to use the proceeds it received from this warrant exercise for general working capital purposes as well as mergers and acquisitions.

During 2006 China Direct, Inc. sold securities in a unit offering conducted in reliance on an exemption from registration under the Securities Act of 1933 which included Class B Common Stock Purchase Warrants to purchase an aggregate of 3,427,500 shares of its common stock at an exercise price of $10.00 per share expiring in November 2011. The shares of common stock issuable upon the exercise of these warrants were subsequently registered for resale under the Securities Act of 1933 pursuant to a registration statement declared effective by the SEC on January 22, 2007. Commencing July 9, 2007 pursuant to Prospectus Supplement No. 2 to its prospectus dated January 22, 2007, China Direct, Inc. reduced the exercise price of the first 1,427,500 Class B Common Stock Purchase Warrants to be exercised prior to 4:00 p.m., July 17, 2007 to $3.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT, INC.

By:	/s/ James Wang
James Wang Chief Executive Officer

Date:  July 11, 2007